Report of Independent Registered
Public Accounting Firm

To the Board of Trustees of
Money Market Obligations Trust and
Shareholders of Tax-Free
Instruments Trust

In planning and performing our audit
of the financial statements of
Tax-Free Instruments
Trust (a portfolio of Money Market
Obligations Trust) (the "Trust") as
of and for the year
ended March 31, 2006, in accordance
with the standards of the Public Company
Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility,
estimates and
judgments by management are required
to assess the expected benefits
and related costs
of controls. A company's internal
control over financial reporting is
a process designed to
provide reasonable assurance regarding
the reliability of financial
reporting and the
preparation of financial statements
for external purposes in
accordance with generally
accepted accounting principles.
Such internal control includes
policies and procedures
that provide reasonable assurance
regarding prevention or
timely detection of
unauthorized acquisition, use or
disposition of a company's
assets that could have a
material effect on the
financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject to
the risk that controls may become
inadequate because of
changes in conditions, or that the
degree of compliance with the
policies or procedures
may deteriorate.

A control deficiency exists when
the design or operation of a
control does not allow
management or employees, in the
normal course of performing
their assigned functions,
to prevent or detect misstatements
on a timely basis. A significant
deficiency is a control
deficiency, or combination of
control deficiencies, that
adversely affects the company's
ability to initiate, authorize,
record, process or report financial
data reliably in accordance
with generally accepted accounting
principles such that there is
more than a remote
likelihood that a misstatement of the
company's annual or interim
financial statements
that is more than inconsequential
will not be prevented or detected.
A material weakness
is a significant deficiency, or
combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trust's
internal control over financial
reporting was for the
limited purpose described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be significant deficiencies
or material
weaknesses under standards established
by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in Trust's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of March 31, 2006.

This report is intended solely for the
information and use of management
and the Board
of Trustees of Money Market Obligations
Trust and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.


      ERNST & YOUNG LLP


Boston, Massachusetts
May 10, 2006